UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Re-Approval of Incentive Compensation Performance Plan

At the 2012 Annual Meeting of Stockholders held on June 14, 2012 (the “2012 Annual Meeting”), the stockholders of Abercrombie & Fitch Co. (the “Company”) re-approved the Abercrombie & Fitch Co. Incentive Compensation Performance Plan (the “Incentive Plan”). The Incentive Plan is a cash-based incentive plan that allows the Company to grant awards that are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee has the authority to select participants in the Incentive Plan from among the Company’s key associates and to determine the performance goals, target amounts and other terms and conditions of awards under the Incentive Plan.

The Company’s associates with significant operating and financial responsibility and who are likely to be “covered employees” (within the meaning of Code Section 162(m)) for the relevant fiscal year, are eligible to earn seasonal or annual cash incentive compensation payments to be paid under the Incentive Plan. In addition, all associates of the Company selected to participate for a given fiscal year will be eligible to earn seasonal or annual cash incentive compensation under the Incentive Plan.

In respect of each Spring and/or Fall selling season or fiscal year, the Compensation Committee may establish performance goals for the Company as described in the Incentive Plan. Annual incentive compensation targets may be established for eligible associates ranging from 5% to 150% of base salary. The target incentive compensation percentage for each associate will be based on the level and functional responsibility of his or her position, size of the business for which the associate is responsible and competitive practices. Associates may earn their target incentive compensation if the pre-established performance goals are achieved. The amount of incentive compensation paid to participating associates may range from zero to double their targets, based upon the extent to which performance goals are achieved or exceeded. The maximum dollar amount which may be paid for any one year under the Incentive Plan to any participant is $5,000,000.

A description of the material terms of the Incentive Plan, including the performance goals which may be applied under the Incentive Plan, was included in the Company’s definitive Proxy Statement, dated May 11, 2012 (the “2012 Proxy Statement”), filed with the Securities and Exchange Commission on May 11, 2012, under the caption “PROPOSAL 4 – RE-APPROVAL OF THE ABERCROMBIE & FITCH CO. INCENTIVE COMPENSATION PERFORMANCE PLAN,” beginning on page 74 of the 2012 Proxy Statement, which description is incorporated herein by reference. The foregoing description of the Incentive Plan is qualified in its entirety by reference to the actual terms of the Incentive Plan, which is included with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2012 Annual Meeting on June 14, 2012 at its home office located at 6301 Fitch Path, New Albany, Ohio. At the close of business on April 25, 2012, the record date for the 2012 Annual Meeting, there were a total of 82,655,406 shares of Class A Common Stock outstanding and entitled to vote. At the 2012 Annual Meeting, 72,702,233 or 87.96% of the outstanding shares of Class A Common Stock entitled to vote were represented by proxy or in person and, therefore, a quorum was present.

The vote on the proposals presented for stockholder vote at the 2012 Annual Meeting was as follows:

Proposal 1 — Election of Directors.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Class of 2013
James B. Bachmann	62,452,445	1,857,048	2,273,669	6,119,071
Michael S. Jeffries	61,487,331	2,807,470	2,288,361	6,119,071
John W. Kessler	56,427,816	7,881,440	2,273,906	6,119,071

Each of James B. Bachmann, Michael S. Jeffries and John W. Kessler was elected as a director of the Company to serve for a term of one year to expire at the Annual Meeting of Stockholders to be held in 2013.

Proposal 2 — Approval of the Advisory Resolution on Executive Compensation.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	15,722,701	48,525,899	2,291,177	6,119,071
Registered Holders of Class A Common Stock	32,372	9,919	1,094	N/A

Total	15,755,073	48,535,818	2,292,271	6,119,071

Proposal 3 — Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending February 2, 2013.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	69,872,154	506,776	2,279,918	N/A
Registered Holders of Class A Common Stock	41,604	320	1,461	N/A

Total	69,913,758	507,096	2,281,379	N/A

Proposal 4 — Re-Approval of the Abercrombie & Fitch Co. Incentive Compensation Performance Plan.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Beneficial Holders of Class A Common Stock	62,770,617	1,469,386	2,299,774	6,119,071
Registered Holders of Class A Common Stock	28,518	11,505	3,362	N/A

Total	62,799,135	1,480,891	2,303,136	6,119,071

Item 8.01. Other Events.

Following discussions with several of its largest stockholders and other key stakeholders in the weeks and months leading up to its 2012 Annual Meeting, the Company announced on June 18, 2012, that the Compensation Committee and Michael S. Jeffries, the Company’s Chief Executive Officer, had entered into negotiations in good faith to further amend the Employment Agreement between the Company and Mr. Jeffries, which was last amended on May 7, 2012. Pursuant to the Employment Agreement, Mr. Jeffries has been eligible to receive two equity grants in respect of each fiscal year of the term of the agreement starting with Fiscal 2009 (the “Semi-Annual Grants”).

Subject to negotiation of the proposed amendment with the Compensation Committee, Mr. Jeffries would forego any remaining Semi-Annual Grants under his Employment Agreement. Instead, Mr. Jeffries would be eligible to receive long-term incentive equity awards in connection with the normal cycle of annual grants made to the other named executive officers of the Company. It is contemplated that such awards would be in amounts and pursuant to terms determined by the Compensation Committee, in consultation with its independent advisors, in light of current best practices.

In connection with the announcement, the Company reiterated its commitment, made prior to the 2011 Annual Meeting of Stockholders, to continue to enhance its proxy statement disclosure regarding equity awards and to add additional transparency regarding the Compensation Committee’s decision-making process in granting such awards. In fiscal 2012, the Compensation Committee added Performance Share Awards to the total mix of long-term equity awards for the Company’s Executive Vice Presidents. In line with evolving best practices, the Compensation Committee and the Company anticipate that such awards will comprise an increased percentage of the mix of long-term equity awards granted to named executive officers in future fiscal years.

Item 9.01. Financial Statements and Exhibits.

(a) through (c)         Not applicable

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Abercrombie & Fitch Co. Incentive Compensation Performance Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: June 18, 2012	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr. Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description	Location

10.1	Abercrombie & Fitch Co. Incentive Compensation Performance Plan	Filed herewith